As filed with the Securities and Exchange Commission on March 22, 2017

Registration No. 333-216571

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shiloh Industries, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	51-0347683
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

880 Steel Drive

Valley City, Ohio 44280

(Address of principal executive offices-zip code)

(330) 558-2600

(Registrant’s telephone number, including area code)

Kenton M. Bednarz, Esq.

Vice President, Legal and Government Affairs, and Secretary

880 Steel Drive

Valley City, OH 44280

(330) 558-2600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Donald J. Kunz, Esq.

Matthew R. VanWasshnova, Esq.

Honigman Miller Schwartz and Cohn LLP

660 Woodward Avenue

2290 First National Building

Detroit, MI 48226

(313) 465-7000

Approximate date of commencement of proposed sale to the public: From time to time following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Primary Offering:
Debt Securities (4)
Preferred Stock (5)
Common stock, par value $0.01 per share (6)
Warrants (7)
Total Primary Offering			$175,000,000	$20,282.50
Secondary Offering:
Common stock, par value $0.01 per share	500,000	$13.67(8)	$6,835,000	$792.18
Total Offering:			$181,835,000	$21,074.68

(1)	With regard to the securities included in the offering made hereby, the amount to be registered is not specified as to each class of securities to be registered and an indeterminate aggregate initial offering price or number of securities of the Company is being registered as may from time to time be issued at currently indeterminable prices up to a proposed maximum aggregate offering price of $175,000,000. Securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	With regard to the securities included in the offering made hereby, the proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any Debt Securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $116.20 per $1,000,000 of securities registered.
(4)	Including an indeterminate number of debt securities as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.
(5)	Including an indeterminate number of shares of preferred stock as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.
(6)	Including an indeterminate number of shares of common stock as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.
(7)	The warrants covered by this Registration Statement may be common stock warrants, preferred stock warrants, or debt securities warrants.
(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on March 20, 2017, as reported on the NASDAQ Global Select Market. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-216571) of Shiloh Industries, Inc. filed with the Securities Exchange Commission on March 9, 2016 is being filed for the purpose of listing the number of shares of common stock being offered for resale by the selling stockholders and to provide additional information regarding the transactions in which the such shares were issued and obtained by the selling stockholders. The only amendments to the Registration Statement are found on the facing page, this explanatory note, the cover page of the prospectus, certain information under “About this Prospectus”, the contact information for Shiloh Industries, Inc. under “Incorporation of Documents by Reference”, the description of the selling stockholders under “Selling Stockholders”, Items 14 and 16 of Part II, Exhibits 5.1, 23.1, 23.2 and 23.3 and the signature page.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated March 22, 2017

$175,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

500,000 Shares of Common Stock

Offered by Selling Stockholders

We, Shiloh Industries, Inc., may offer from time to time debt securities, common stock, preferred stock or warrants to purchase common stock, preferred stock or debt securities, or any combination of these securities, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering. Additionally, from time to time, certain of our stockholders to be identified in future supplements to this prospectus and who acquired common stock may sell up to 500,000 shares of common stock in one or one or more offerings in amounts, at prices and on the terms that they will determine at the time of the offering. The aggregate initial offering price of all securities sold by us as part of the primary offering under this prospectus will not exceed $175 million.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SHLO.” On March 20, 2017, the closing price for our common stock was $13.62 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before you make an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. This prospectus covers the primary offering by us of debt securities, common stock, preferred stock and warrants. We may offer and sell any combination of the securities described in this prospectus. Additionally, this prospectus covers the offering of up to 500,000 shares of common stock by certain of our stockholders to be identified in future supplements to this prospectus of common stock. This prospectus provides you with a general description of the securities that may be offered and sold hereunder. Each time we offer a type or series of securities or the selling stockholders offer and sell shares of our common stock pursuant to this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement in their entireties together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the common stock offered under this prospectus. The Registration Statement can be read on the SEC’s website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information” in this prospectus.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus is part of a registration statement on Form S-3 that Shiloh Industries, Inc., a Delaware corporation, which is also referred to as “SHLO,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference:

•	our Annual Report on Form 10-K for the year ended October 31, 2016, filed with the SEC on January 17, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, filed with the SEC on March 9, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended October 31, 2016 from our definitive Proxy Statement for the Annual Meeting of Stockholders held on February 28, 2017, filed with the SEC on January 19, 2017; and

•	our Current Report on Form 8-K, filed with the SEC on March 2, 2017.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the Registration Statement containing this prospectus and prior to the effectiveness of the Registration Statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

These documents may also be accessed on our website at www.shiloh.com. Information contained in, or accessible through, our website is not a part of this prospectus.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Shiloh Industries, Inc.

Attention: Kenton M. Bednarz, Vice President, Legal and Government Affairs, and Secretary

880 Steel Drive

Valley City, OH 44280

Tel: (330) 558-2600

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements, which involve risks and uncertainties. These forward looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential acquisitions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our ability to accomplish its strategic objectives;

•	our ability to obtain future sales;

•	changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities;

•	costs related to legal and administrative matters;

•	our ability to realize cost savings expected to offset price concessions;

•	our ability to successfully integrate acquired businesses, including businesses located outside of the United States;

•	risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of its products;

•	inefficiencies related to production and product launches that are greater than anticipated;

•	changes in technology and technological risks;

•	work stoppages and strikes at our facilities and that of our customers or suppliers;

•	our dependence on the automotive and heavy truck industries, which are highly cyclical;

•	the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production;

•	regulations and policies regarding international trade;

•	financial and business downturns of our customers or vendors, including any production cutbacks or bankruptcies;

•	increases in the price of, or limitations on the availability of, steel, aluminum or magnesium, our primary raw materials, or decreases in the price of scrap steel;

•	the successful launch and consumer acceptance of new vehicles for which we supply parts;

•	the occurrence of any event or condition that may be deemed a material adverse effect under our outstanding indebtedness or a decrease in customer demand which could cause a covenant default under our outstanding indebtedness; and

•	pension plan funding requirements.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

THE COMPANY

Overview

Shiloh Industries, Inc. is a Delaware corporation incorporated in 1993. We are a leading global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and industrial markets. We have a global network of manufacturing operations and technical centers in Asia, Europe and North America. We offer one of the broadest portfolios of lightweighting solutions to the automotive, commercial vehicle and industrial markets, capable of delivering solutions in aluminum, magnesium, steel and high strength steel alloys. We deliver these solutions through the design and manufacturing of our BlankLight®, CastLight™ and StampLight™ brands. We deliver solutions in body, chassis and powertrain systems to original equipment manufacturers (“OEMs”) and several “Tier 1” suppliers to the OEMs and operate as one end-customer focused reporting segment.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Corporate Information

Our principal executive office is located at 880 Steel Drive, Valley City, Ohio 44280, our telephone number is (330) 558-2600 and our website address is www.shiloh.com. Information contained in, or accessible through, our website is not a part of this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation, our Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

	Quarter Ended January 31,	Year Ended October 31,
(dollars in millions, except ratios)	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (deficiency in the coverage of fixed charges by earnings available for fixed charges)	$(2.11)	$(1.89)	1.82x	5.32x	10.78x	12.21x

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by us for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the sale of any shares of our common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

Up to 500,000 shares of our common stock may be sold by selling stockholders to be identified in future supplements to this prospectus. Any selling stockholders who may in the future sell shares of common stock pursuant to this prospectus acquired such common stock either (i) immediately prior to the effectiveness of our Registration Statement on Form S-1 (File No. 33-62730) on June 23, 1993 as part of a reorganization pursuant to the transactions described in the Exchange Agreement, dated as of May 25, 1993, as amended by the First Amendment to Exchange Agreement, dated June 22, 1993, by and among the Company, Shiloh Corporation, Valley City Steel Company and the other parties thereto (collectively, the “Reorganization”), or (ii) during the period beginning July 1, 1998 through September 30, 1998, directly from a person or entity who acquired such common stock as part of the Reorganization.

DESCRIPTION OF THE DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior debt or as convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the lender’s option and would be at prescribed conversion rates.

We may not incur any additional indebtedness without the consent of our existing lenders. This description of our debt securities presumes that our current indebtedness has been paid off or that we have obtained the consent of our existing lenders to issue additional debt securities.

The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the “indenture”) is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the Registration Statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal on the series of debt securities is payable;

•	the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

•	if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

•	the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

•	if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the series of debt securities;

•	any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

•	any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities; and

•	any provisions relating to conversion of the series of debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, an officers’ certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the purchasers’ ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers’ certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

•	default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

•	default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization applicable to us; and

•	any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers’ certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

“U.S. Government Obligations” means debt securities that are:

•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF THE CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that may be offered from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 8, 2017, we have approximately 17,386,456 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividends

The holders of common stock are entitled to any dividends that may be declared our the board of directors out of funds legally available therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. The Company’s current Credit Agreement contains covenants that could restrict, under certain circumstances, the ability to pay dividends on its common stock.

Other Rights

In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock (if any). Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof, and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Pursuant to the filing of a certificate of designation, our board of directors previously designated 100,000 shares of preferred stock as Series A Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions of such shares are described in the certificate of designation.

Registration Rights

We are party to a Registration Rights Agreement, dated June 22, 1993 (the “Registration Rights Agreement”), with MTD Holdings Inc (formerly known as MTD Products Inc), an Ohio corporation, and the other stockholders party thereto (the “Registration Rights Holders”). The Registration Rights Agreement provides demand and “piggy-back” registration rights to the Registration Rights Holders. In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we are required to pay for all registration, filing and stock exchange fees, printing expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, and the Registration Rights Holders participating in such registration are required to pay for their pro rata share of underwriting discounts and commissions and the fees and disbursements of their counsel. We have also agreed to indemnify each Registration Rights Holder against all claims, losses, damages, and liabilities that are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus contained in the Registration Statement or any amendment or supplement to such registration statement in which such Registration Rights Holder’s shares are included, or that arise out of or are based upon the omission or alleged omission required to be stated in the registration materials necessary to make the statements in the registration materials not misleading.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our amended and restated certificate of incorporation provides that our board of directors is such number as may be fixed from time to time by resolution of at least a majority of our board of directors then in office and that our board of directors is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Our board of directors currently consists of nine directors, three in each of Classes I, II and III.

Election and Removal of Directors

Our amended and restated certificate of incorporation limits the removal of directors only for cause and only with the approval of the holders of at least two-thirds of our outstanding shares entitled to vote in the election of directors. Any vacancy on our board of directors, including vacancies resulting from increasing the size of our board of directors, may be filled by a majority of the remaining directors in office.

Requirements for Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by our Chairman or our President or by our Secretary within 10 calendar days after receipt of a written request from our board of directors, and the Delaware General Corporation Law provides that the board of directors of a corporation may call a special meeting of the stockholders. These provisions limit the ability of stockholders to call special meetings of the stockholders.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting.

Super-Majority Approval Requirements

The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation provides that the affirmative vote of holders of at least two-thirds of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions, including those relating to the classified board, actions by written consent of stockholders and calling of special meetings of stockholders. This requirement of a super-majority vote to approve amendments to our amended and restated certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

No Cumulative Voting

The Delaware General Corporate Law provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation is silent as to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors to the full extent permitted by the Delaware General Corporation Law and provides that we will indemnify each of our director and officers to the full extent permitted by the Delaware General Corporation Law.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare.

Listing Agent

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SHLO.”

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	to or through underwriters, brokers or dealers;

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we or the selling stockholders sell securities pursuant to this prospectus, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	identities of, and shares of our common stock to be sold by, the selling stockholders participating in the offering, if any;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us or the selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, and certain other legal matters will be passed upon for us by Wegman, Hessler & Vanderburg L.P.A. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

Debt Securities

Preferred Stock

Common Stock

Warrants

PROSPECTUS

                    , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth expenses payable by SHLO in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

SEC registration fee		$21,074.68
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. We maintain directors’ and officers’ liability insurance for our directors and officers.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law and our amended and restated certificate of incorporation and amended and restated bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 16.	EXHIBITS

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley City State of Ohio, on March 21, 2017.

Date: March 21, 2017

SHILOH INDUSTRIES, INC.

By:	/s/ Ramzi Hermiz
Ramzi Hermiz
President and Chief Executive Officer

By:	/s/ W. Jay Potter
W. Jay Potter
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and the capabilities and on the dates indicated.

Signature	Title	Date

/s/ Ramzi Hermiz Ramzi Hermiz	President and Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2017

/s/ W. Jay Potter W. Jay Potter	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 21, 2017

/s/ Gary DeThomas Gary DeThomas	Vice President Corporate Controller (Principal Accounting Officer)	March 21, 2017

* Curtis E. Moll	Chairman and Director	March 21, 2017

* Cloyd Abruzzo	Director	March 21, 2017

* Jean Brunol	Director	March 21, 2017

* George G. Goodrich	Director	March 21, 2017

* Michael S. Hanley	Director	March 21, 2017

* David J. Hessler	Director	March 21, 2017

* Dieter Kaesgen	Director	March 21, 2017

* Robert J. King, Jr.	Director	March 21, 2017

*	The undersigned, by signing his name hereto, does sign and execute this prospectus pursuant to the Powers of Attorney executed by the above-named officers and Directors of the Company and filed with the Securities and Exchange Commission on behalf of such officers and Directors.

By:	/s/ Ramzi Y. Hermiz
Ramzi Y. Hermiz, Attorney-In-Fact
March 21, 2017

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of underwriting agreement for debt securities.

1.2*	Form of underwriting agreement for common stock.

1.3*	Form of underwriting agreement for preferred stock.

4.1	Form of indenture.

4.2*	Form of debt security.

4.3	Amended and Restated Certificate of Incorporation of the Company, as amended, dated March 10, 2016, filed as Appendix B of the Company’s Proxy Statement on Schedule 14A filed with the Commission on January 29, 2016 (Commission File No. 0-21964) (incorporated by reference).

4.4	Amended and Restated By-Laws of the Company, dated December 13, 2007 filed as Exhibit 3.1(iii) of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 (Commission File No. 0-21964) (incorporated by reference).

4.5	Specimen certificate for the common stock, par value $.01 per share, of the Company filed as Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No. 0-21964) (incorporated herein by reference).

4.6	Registration Rights Agreement, dated June 22, 1993, by and among the Company, MTD Products Inc and the stockholders named therein and filed as Exhibit 4.3 on the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (Commission File No. 0-21964) (incorporated herein by reference).

4.7	Certificate of Designation, dated December 31, 2001, authorizing the issuance of 100,000 shares of Series A Preferred Stock, par value $.01, filed as Exhibit 3.1(ii) of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2001 (Commission File No. 0-21964) (incorporated by reference).

4.8*	Form of specimen certificate for the preferred stock.

4.9*	Form of certificate of designations for the preferred stock.

4.10*	Form of debt security warrant agreement.

4.11*	Form of common stock warrant agreement.

4.12*	Form of preferred stock warrant agreement.

4.13*	Form of debt security warrant.

4.14*	Form of common stock warrant.

4.15*	Form of preferred stock warrant.

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.

12.1†	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1).

23.3	Consent of Wegman, Hessler & Vanderburg L.P.A.

24.1†	Power of Attorney for Directors of Shiloh Industries, Inc.

25.1**	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 hereto.**

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed separately under the electronic form type 305B2, if applicable.
†	Previously filed.